EXHIBIT 10.5

Memorandum of Addendum to Technology Access Agreement

AGREEMENT (the “Agreement”) made and entered into as of this 19th day of July 2018, by and between Cytta Corp., a Nevada corporation with its principal offices located at 6490 W. Desert Inn Road, Las Vegas NV 89146 (the “Company”), and Michael Collins of 8056 Redlands Street, Playa del Rey, California (“Collins”).

Whereas, the Company is in the business of imagineering, developing, securing, and marketing disruptive technologies. Cytta utilizes these technologies to build specific content collection, storage and communication solutions for use by enterprise level organizations that can implement the technologies into their specific industry segments.

Whereas, pursuant to our Technology Access Memorandum of Agreement (Herein the “Original Agreement”) with Mr. Collins (through his former personal company CIFFBE) and Professor Milan Prokin dated January 30th, 2014 of which this Memorandum of Addendum Agreement (herein “Addendum Agreement”) ratifies, codifies and provides additional details regarding the specific functionality thereof.

Whereas, pursuant to the Original Agreement the specific compression/encryption software (“Original Software Product”) was provided by Professor Prokin to Collins in 2007 in return for Collins funding and actively participating with Professor Prokin in the development thereof over the past 11 years.

Whereas, Collins and Professor Prokin have jointly modified the Original Software Product since then and continue to modify, creating the Current Product (herein “Current Product”) It is specifically acknowledged and agreed by Cytta that the Current Product as it currently exists, and as modified in the future, is the copyright owned technology of Collins pursuant to Collins’ agreement(s) with the Professor.

Whereas, Cytta further acknowledges and understands that the Current Product will be modified and updated on an ongoing basis by Collins and Professor Prokin pursuant to the ongoing agreements between Collins and Professor Prokin, but will still constitute the Current Product for the purposes of this agreement.

Whereas, it is also acknowledged and agreed that Collins has agreements with Professor Prokin whereby the Current Product maybe modified, expanded or altered into additional Products which upon payment of certain to be agreed upon development costs and fees will also become the Copyright Product of Collins and which will be available to Cytta hereunder.

Whereas, pursuant to the Original Agreement and this Addendum Agreement, Cytta and Collins have developed its access to the Current Product into its branded SUPR™ compression technology. Cytta and Collins have finished the design, build and integration of the SUPR™ compression technology into its first Operational Product (herein the “Operational Product”) in the 4K+ video compression marketplace utilizing a drone. This Agreement represents an addendum to the Original Agreement and sets out additional details regarding the development, marketing and sales of the Current Product and Cytta’s obligations to Collins and Collins obligations to Cytta related thereto.

Whereas, the Collins also has the ability to provide technical advice to companies and the Company believes such experience is in its best interest to utilize; and

Whereas, the Company formally wishes to acquire the Current Product and also desires to engage Collins as a Cytta Officer and to have him continue to provide such independent consulting services in accordance with the terms and conditions hereinafter set forth.

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Now, therefore in exchange for good and valuable consideration, the Company and Collins agree as follows:

A. ACQUISITION OF COPYRIGHT CURRENT PRODUCT WITH ABILITY TO LICENSE:

1. RIGHT TO USE AND LICENSE

Subject to the terms and conditions of the Original Agreement and this Addendum Agreement, Collins grants to Cytta an exclusive, right to use and license to use the SUPR™ software as further identified in Exhibit A (the “Acquired Programs”) for the purpose of installation into any and all services or products being sold, licensed, marketed or otherwise provided to their clients in any way. Cytta may use the Acquired Programs in executable format for its own use and for use with Clients

2. NO RIGHT TO MODIFY WITHOUT CONSENT

Cytta may not without written consent from Collins translate or modify the Acquired programs or incorporate them into other software. Cytta may not, transfer or sublicense the Acquired Programs to any third party, in whole or in part, in any form, whether modified or unmodified without the written consent of Collins

3. COPIES

Cytta may make copies of the Acquired Program in executable code form as necessary for use by Cytta and for backup or archive purposes. Cytta agrees to maintain records of the location and use of each copy, in whole or in part, of the Acquired Programs. Each Acquired Program is copyrighted but unpublished by Collins. Cytta agrees to reproduce and apply the copyright notice and proprietary notice of Collins to all copies made hereunder, in whole or in part and in any form, of Acquired Programs.

4. OWNERSHIP

The original and any copies of the Acquired Programs, made by Cytta, including translations, compilations, partial copies, modifications, and updates, are the property of Cytta and Collins.

5. PROPRIETARY RIGHTS

Cytta recognizes that Collins regards the Acquired Programs as his proprietary information and as confidential trade secrets of great value. Cytta agrees not to provide or to otherwise make available in any form the Acquired Programs, or any portion thereof, to any person other than employees of Cytta without the prior written consent of COLLINS except as set out herein. Cytta further agrees to treat the Acquired Programs with at least the same degree of care with which Cytta treats its own confidential information and in no event with less care than is reasonably required to protect the confidentiality of the Acquired Programs.

6. TERM

The rights granted hereunder shall continue. unless and until terminated and subject to Cytta’s proper performance of its obligations hereunder.

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7. MAINTENANCE SUPPORT

a.	Collins will provide to Cytta and its clients any and all support required with respect to the Software:

b.

If during this Agreement, Client notifies Cytta of a substantial program error respecting the Software, or Cytta has reason to believe that error exists in the Software and so notifies Collins, Collins shall pursuant to the management and operational terms of this Agreement verify and in conjunction with Professor Prokin attempt to correct such as soon as possible.

c.

In the case that Cytta has technical questions in the use of the Software under this Agreement, Cytta may submit those questions to Collins. Collins shall provide consulting to answer such questions pursuant to his management and operational engagement hereunder for each Acquired program.

d.	Cytta desires to continue the Software support specified in this section, and Cytta shall pay to Collins the fees set out hereunder.

8. DELIVERY OF ACQUIRED PROGRAMS

COLLINS shall use its best efforts to deliver the Acquired Programs promptly after receipt of the purchase order and export license (if required).

9. WARRANTY DISCLAIMER

COLLINS provides, and Cytta accepts, the Acquired programs “AS IS.” COLLINS PROVIDES NO WARRANTIES AS TO THE FUNCTION OR USE OF THE ACQUIRED PROGRAMS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE ACQUIRED PROGRAM IS WITH CYTTA. Collins DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE ACQUIRED PROGRAMS WILL MEET CYTTA’S REQUIREMENTS OR THAT THE OPERATION OF THE ACQUIRED PROGRAMS WILL BE UNINTERRUPTED OR ERROR FREE, however agrees to use his efforts to expeditiously correct and any and all issues with the Acquired Programs.

10. PATENT AND COPYRIGHT INDEMNITY

a.

Cytta will defend at its own expense any action brought against Cytta to the extent it is based on a claim that the Acquired Programs used within the scope of the license granted hereunder infringe a United States patent, copyright or other proprietary right of a third party.

b.

Cytta will pay any costs, damages or attorney fees finally awarded against Cytta in such action which are attributable to such claim, provided COLLINS and Professor Prokin is promptly notified in writing of such claim and provide all available assistance. Cytta may control the defense and/or settlement of such claim, as Cytta is provided with all requested assistance, information and authority.

c.

In the event that an Acquired Program becomes, or in Cytta or COLLINS’s opinion is likely to become, the subject of a claim of infringement of a United States patent, copyright or trade secret, Cytta and/or COLLINS may at its option either secure Cytta’s right to continue using the Acquired Programs, replace or modify the Acquired Programs to make them not infringing.

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d.

COLLINS shall have no liability for any claim of patent, copyright or trade secret infringement based on the use of a Acquired Program in any form other than the original, unmodified form provided to Cytta or the use of a combination of the Acquired Programs with hardware, software or data not supplied by COLLINS where the used Acquired Programs alone in their original, unmodified form would not constitute an infringement.

e.	The foregoing states Cytta’s and Collins’ entire liability for infringement or claims of infringement of patents, copyright or other intellectual property right.

11. EXPORT REGULATIONS

Cytta understands that COLLINS/Cytta is subject to regulation by agencies of the U.S. Government, including the

U.S. Departments of Commerce and State, which prohibit export or diversion of certain technical products to certain countries. Cytta warrants that it will comply in all respect with the export and re-export restrictions for the Acquired Programs and all other applicable export regulations. Cytta agrees to indemnify and hold COLLINS harmless from any loss, damages, liability or expenses incurred by COLLINS as a result of Cytta’s failure to comply with any export regulations or restrictions

12. ENGAGEMENT

The Company agrees to engage Collins and Collins agrees to join Cytta as an Officer and Independent contractor of the Company

13. TERM AND TERMINATION

The term of this Agreement shall commence on the date set out herein and shall continue unless and until terminated pursuant to this section and subject to the Parties proper performance of their obligations hereunder. Either Party may terminate this Agreement if the other Party is in default of any of the material terms and conditions of this Agreement and fails to correct such default within one hundred and twenty (120) days after written notice thereof. Either Party may give notice of partial termination hereunder for breach of a material term.

14. SERVICES.

Collins shall render advice and assistance to the Company consistent with his/her position, knowledge, and special experience that pertains to furthering the efforts of the Company specifically with the Acquired Technology (SUPR™) and generally with regard to any and all technologies of the Company.

15. COMPENSATION FOR ACQUIRED PRODUCT AND COLLINS’ SERVICES.

a.

The Company shall issue to Collins or to the Collins’s direction upon the date set out above hereof, 10,000,000 Common Shares for the Acquired Product. The shares are due and owing and will be issued as per the instructions of Collins. All out-of-pocket expenses incurred by the Collins in the performance of his/her Services hereunder shall be borne by the Company and paid upon submission of appropriate documentation thereof; provided however, prior authorization is required for amounts in excess of $250.

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b.

The Collins may generate business opportunities or other extraordinary benefits for the Company. For those efforts, and upon the successful development of an opportunity or other extraordinary benefit, the Collins will earn a Performance Bonus as determined by the Board of Directors of the Company, as such Collins has been awarded 1,000,000 common shares for his services during the 2017/2018 fiscal year.

c.

Additionally, Collins shall receive a deemed independent contractor fee of $10,000 per month for his efforts in running, managing and coordinating the Cytta SUPR™ program beginning October 1st, 2018. Prior to the Company completing a financing sufficient to formally launch the SUPR™ business on a full-time basis, with Collins managing and running the enterprise, the amount owing shall accrue and be converted in common shares of the Company.

16. BEST EFFORTS BASIS.

Collins agrees that he/she will at all times faithfully and to the best of his/her experience, ability and talents perform all the duties that may be required of Collins pursuant to the terms of this Agreement. The Company specifically acknowledges and agrees, however, that the services to be rendered by Collins shal1 be conducted on a “reasonable best-efforts” basis and Collins has not, cannot and does not guarantee that such efforts will have any impact on the Company’s business or that any subsequent corporate improvement will result from such efforts.

17. COMPANY’S RIGHT TO APPROVE TRANSACTION.

The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Collins that involves the Company as a party to any agreement. Collins and the Company mutually agree that Collins is not authorized to enter any agreement on behalf of the Company.

18. NON-EXCLUSIVE SERVICES.

The Company understands that Collins is currently providing certain advisory and business development services to other individuals and entities and agrees that Collins is not prevented or barred from rendering services of the same nature or a similar nature to any other individuals or entities and acknowledges that such Services may from time to time conflict with the timing of and the rendering of Collins’s services. However, should such a conflict exist, Collins shall notify the Company in a timely fashion.

19. COLLINS NOT AN AGENT OR EMPLOYEE.

Collins’s obligations under this Agreement consist solely of the services described herein. In no event shall Collins be considered to be acting as an employee or agent of the Company (unless a separate employee, advisor, or agent agreement is entered into) or otherwise representing or binding the Company. For the purposes of the Agreement, Collins is an independent contractor.

20. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Collins, each such representation and warranty being deemed to be material, that:

a.	The Company will cooperate fully and timely with Collins to enable Collins to perform his/her obligations under this Agreement;

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b.	The Board of Directors of the Company in accordance with applicable law has duly authorized the execution and performance of this Agreement by the Company;

c.

The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation nor it will violate any provision of the organizational documents of the Company or any contractual obligation by which the Company may be bound;

d.	Because Collins will rely upon information being supplied by the Company, all such information shall be true, accurate, complete and not misleading, in all material respects;

e.	The Common Shares, when issued, will be duly and validly issued, fully paid and nonassessable with no personal liability to the ownership thereof;

f.

The Company will act diligently and promptly in reviewing materials submitted to it by Collins to enhance timely distribution of such materials and will inform Collins of any inaccuracies contained therein prior to dissemination;

g.	The services to be provided by Collins to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction.

21. REPRESENTATIONS AND WARRANTIES OF COLLINS.

By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement, Collins hereby represents and warrants to the Company as follows:

i.

He/she has full power and authority to enter into this Agreement, to deal with the Acquired Product hereunder, to enter into a consulting relationship with the Company and to otherwise perform this Agreement in the time and manner contemplated therein.

ii.	He/she has the requisite skills and experience as contained in background and experience;

iii.	The services to be provided by Collins to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction,

iv.	Collins is not an affiliate of or associated with any broker-dealers or associated with any finders which are doing or have done business with the Company.

22. LIABILITY OF COLLINS.

In furnishing the Company with advice and other services as herein provided, Collins shall not be liable to the Company or its creditors for errors of judgment or for anything except malfeasance in the performance of his/her duties or reckless disregard of the obligations and duties under the terms of this Agreement.

23. CONFIDENTIALITY.

Until such time as the same may become publicly known, Collins agrees that any information provided Collins by the Company of a confidential nature will not be revealed or disclosed to any person or entities, except in the performance of this Agreement, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Collins will, where he/she deems necessary, require confidentiality agreements from any associated persons where Collins reasonably believes they will come in contact with confidential material.

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24. NOTICE AND CYTTA CONTACT INFORMATION.

a.	Cytta Corp. contact information
Attn: Gary Campbell CEO Cytta Corp 6490 West Desert Inn Road Las Vegas Nevada 89146 Email: [redacted] Phone: [redacted]

b.

All notices, requests, demands and other communications provided for by this Agreement shall, be acceptable by writing, email or fax. When in writing alone, notice shall be deemed to have been given when mailed at any general or branch United States Post Office enclosed in a certified post- paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

25. SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company’s assets and business or into which the Company may be consolidated or merged, and upon the Collins and his/her heirs and administrators.

26. ASSIGNMENT, ETC.

Collins agrees that he/she will not sell, assign, transfer, convey, pledge or encumber this Agreement or his/her right, title or interest herein, without the prior written consent of the Company, this Agreement being intended to secure the personal services and assets of Collins.

27. APPLICABLE LAW.

This Agreement shall be deemed to be a contract made under the laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of said state. Collins and Cytta:

a.

agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Nevada State District Court, County of Clark, or in the United States District Court for the State of Nevada,

b.	waives any objection which the Company may have now or hereafter to the venue of any such suit, action, or proceeding, and,

c.	gives irrevocable consent to the jurisdiction of the Nevada State District Court, County of Clark, and the United States District Court for the State of Nevada in any such suit, action or proceeding.

28. OTHER AGREEMENTS.

This Agreement supplements and supports the Memorandum of Agreement dated January 30th, 2014 and supersedes all prior understandings and agreements between the parties. This Agreement may not be amended orally, but only by a writing signed by the parties hereto.

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29. NON-WAIVER.

No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

30. HEADINGS.

Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

31. COUNTERPARTS/SIGNATURES.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile signature shall be legally binding upon the party making the same.

In Witness Whereof, the parties hereto have executed this Agreement on the day and year first set out above.

Cytta Corp:		Michael Collins:

By	/s/ Gary Campbell	By	/s/ Michael Collins
Gary Campbell, CEO		Printed Name Michael Collins

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